Calculation of Filing Fee Tables
S-8
Macy's, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share	Other	10,814,000	$ 20.16	$ 218,010,240.00	0.0001381	$ 30,107.21
Total Offering Amounts:						$ 218,010,240.00		$ 30,107.21
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 30,107.21
Offering Note
[1]	Note 1a. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock, par value $0.01 per share (the "Common Stock"), of Macy's, Inc. (the "Registrant") that may become issuable to prevent dilution pursuant to the antidilution provisions of the Registrant's 2024 Equity and Incentive Compensation Plan as amended and restated (the "Amended and Restated 2024 Plan"), including in the event of stock splits, stock dividends, recapitalization or similar transactions. Note 1b. This Registration Statement covers an additional 10,814,000 shares of Common Stock, not previously registered, issuable under the Amended and Restated 2024 Plan. In addition, the number of shares available for issuance under the Amended and Restated 2024 Plan may be increased from time to time by shares of Common Stock subject to outstanding awards under the Registrant's 2021 Equity and Incentive Compensation Plan (the "2021 Plan"), the 2018 Equity and Incentive Compensation Plan (the "2018 Plan") and the Amended and Restated 2009 Omnibus Incentive Compensation Plan (the "2009 Plan" and, together with the 2021 Plan and the 2018 Plan, the "Predecessor Plans") that are forfeited, cancelled, expire, settled for cash (in whole or in part) or unearned (in whole or in part), as applicable, after February 3, 2024 at a rate of one share for every one share subject to stock option awards and 1.75 shares for every one share subject to awards other than stock options. Note 1c. Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of the high and low sale prices of such securities on the New York Stock Exchange on May 21, 2026, a date within five business days prior to filing.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources